Exhibit 99.1

          Moldflow Reports First Quarter Fiscal 2008 Results

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Nov. 5, 2007--Moldflow Corporation (NASDAQ: MFLO) today announced results from its continuing operations for the first quarter of its 2008 fiscal year. The Company disposed of its Manufacturing Solutions business division on June 30, 2007; therefore, results from all prior periods have been reclassified to reflect the Company's continuing operations.

    -- Revenue of $13.4 million was up 14% from the corresponding quarter of fiscal 2007.

    -- Total product revenue of $5.8 million represented a 13% increase from the same period of the prior year.

    -- Total services revenue of $7.6 million represented a 15% increase from the same period of the prior year.

    -- Non-GAAP operating margin grew to 11%, up from 9% in the same period of the prior year.

    -- EBITDA was $1.8 million, up 20% on a year-over-year basis.

    -- Non-GAAP tax rate of 17% compared to a rate of (9%) in the same period of the prior fiscal year, which included the impact of a one-time benefit resulting from a revised estimate of a tax liability.

    -- Non-GAAP net income from continuing operations of $2.0 million represented a 2% increase from the results of the corresponding quarter of fiscal 2007.

    -- Non-GAAP earnings per diluted share of $0.16 decreased $0.01 from the same period of the prior year and included the impact of an increased number of shares used in the calculation of EPS resulting from the improved market value of our common stock.

    -- Net income from continuing operations as reported in accordance with GAAP was $1.5 million or $0.12 per diluted share, and included a net charge of $482,000 for share-based compensation expense, and compared to $1.6 million or $0.14 per diluted share, which included a net charge of $350,000 for share based compensation expense.

    -- Our operating activities from continuing operations generated $2.2 million of cash during the first quarter, up significantly from $1.4 million generated the same period of the prior year.

    "We are pleased with the results of our first quarter as a company solely focused on our core CAE software business. These results are consistent with our overall expectations for the full fiscal year," said Roland Thomas, Moldflow Corporation's president and CEO. "During the quarter, we saw another strong sales performance from our Asia Pacific region. Both our European and Asia Pacific regions also saw a number of repeat investments from both large and small companies. We were also pleased to see the investments in our geographical expansion continue to provide incremental revenue."

    Business Outlook

    The Company is providing full year fiscal 2008 guidance from continuing operations below on both a GAAP and non-GAAP basis. Non-GAAP guidance excludes estimated charges for share-based compensation costs. Because there are significant limitations in estimating the impact of share-based compensation costs and related taxes, the tax benefits and estimated charges associated with share-based issuances are unpredictable. For these reasons, the actual impact of share-based compensation on our financial results may differ materially from the estimated amounts included in the guidance below.

    The current business outlook is based on information as of November 5, 2007 and is current as of that day only. For our full fiscal 2008 year we expect revenue to grow in the range of 10% to 13% when compared to fiscal 2007. We expect EBITDA from continuing operations to grow in the range of 13% to 20% in fiscal 2008 when compared to fiscal 2007. We expect non-GAAP net income per diluted share from continuing operations of approximately $0.94 to $1.00, based upon an estimated 12.1 million diluted shares. Non-GAAP net income per diluted share excludes charges for share-based compensation expenses which are expected to be approximately $1.8 million, net of related tax effects, and assumes an effective tax rate of approximately 21%. GAAP net income per diluted share from continuing operations for fiscal 2008 is expected to be between $0.78 and $0.84 based upon an estimated 12.1 million diluted shares. This GAAP estimate assumes an annual effective tax rate of approximately 25%.

    Use of Non-GAAP Financial Measures

    The Company has provided non-GAAP net income from continuing operations, non-GAAP net income per diluted share from continuing operations and EBITDA as supplemental measures regarding the Company's operating performance. Non-GAAP net income from continuing operations and non-GAAP net income per diluted share from continuing operations exclude the impact of share-based compensation expense and, therefore, have not been calculated in accordance with GAAP. EBITDA is defined as GAAP net income from continuing operations plus any interest expense, income taxes, depreciation, amortization and share-based compensation expense less interest earned and, therefore, has not been calculated in accordance with GAAP. Moldflow is presenting these measures because management uses this information in evaluating the results of the Company's operations and for internal planning and forecasting purposes and believes that this information provides additional insight into our operating results, as well as enables comparison of these results to prior periods. These measures should not be considered an alternative to measurements required by GAAP, such as net income from continuing operations and net income per diluted share from continuing operations, and should not be considered a measure of our liquidity. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies. With respect to the non-GAAP financial measures for the first quarter of the 2008 fiscal year and as presented in our business outlook for fiscal 2008, the GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed in this press release and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release and can be found on the Investors page of the Moldflow Web site at http://www.moldflow.com/stp/english/investors/index.htm.

    Preliminary Financial Results

    The preliminary unaudited condensed consolidated financial statements for the first quarter of fiscal 2008 follow.

    Information Dissemination

    Moldflow will host a conference call to discuss the first quarter of fiscal 2008 year results as well as future outlook at 11:00 a.m. US Eastern time, Monday, November 5, 2007. The conference call dial-in number is 877-314-4022, Conference ID #21004226. The call will be recorded with replay (dial-in # 800-642-1687, PIN# 21004226) which will be available until November 12, 2007. In addition, a live Webcast of the conference call, together with this press release and supplemental financial information, can be accessed through the Company's website at www.moldflow.com in the Investors section. The call, press release and supplemental information will be archived and can be accessed through the same link.

    About Moldflow Corporation

    Moldflow (NASDAQ: MFLO) is the leading global provider of design analysis solutions for the plastics injection molding industry. Moldflow's products and services allow companies to address part and mold design issues at the earliest stage and maximize productivity and profitability on the manufacturing floor. Visit www.moldflow.com for more information.

    Note to editors: Moldflow is a registered trademark of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

    Cautionary Statement Regarding Forward-Looking Information

    Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, statements by Moldflow's President and CEO, statements under Business Outlook and those regarding Moldflow's or management's intentions, hopes, beliefs, expectations, projections, plans for the future and estimates and statements regarding any potential growth during the 2008 fiscal year. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the risk that a weak global economy will slow capital spending by the Company's prospective customers; the risk that the Company may not be able to recognize the revenue derived from orders received; the risk that the sales cycle may lengthen; the risk that foreign currency fluctuations may adversely affect the Company's financial results; the risk that share-based compensation expense will continue to have a negative impact on the Company's GAAP operating profit from continuing operations, net income from continuing operations and earnings per share from continuing operations calculations; the risk that changes in US or foreign tax legislation, or on-going tax inquiries and the on-going tax audits of the Company's subsidiary companies, including Australia, may result in a higher level of income tax expense than that projected; as well as other risks and uncertainties which are detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2007 as well as its subsequent quarterly and annual filings.

    Revenue growth rate, EBITDA, GAAP and non-GAAP net income per diluted share from continuing operations guidance represent point-in-time estimates and are based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. In addition, as noted above, there are numerous factors that may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

                              Moldflow Corporation
                 Unaudited Consolidated Statement of Operations
                      (in thousands, except per share data)
----------------------------------------------------------------------


                                               Three Months Ended
                                           ---------------------------
                                           September 30, September 30,
                                               2007          2006
                                           ------------- -------------

Revenue:
  Product
                                           $      5,787  $      5,116
  Services                                        7,617         6,645
                                           ------------- -------------
  Total revenue                                  13,404        11,761
                                           ------------- -------------

Costs and Operating Expenses:
  Cost of product revenue                           397           357
  Cost of services revenue                        1,229         1,027
  Research and development                        2,101         1,847
  Selling and marketing                           4,820         4,202
  General and administrative                      3,946         3,655
                                           ------------- -------------
  Total costs and operating expenses             12,493        11,088
                                           ------------- -------------

Income from continuing operations                   911           673

Interest income, net                              1,046           783
Other income (loss), net                            (52)            3
                                           ------------- -------------

Income before income taxes                        1,905         1,459
Provision for (benefit from) income taxes           373          (158)
                                           ------------- -------------

Net income from continuing operations:     $      1,532  $      1,617
                                           ------------- -------------

  Net income from discontinued operations: $          -  $         64
  Net loss on sale of discontinued
   operations:                                     (236)            -
                                           ------------- -------------
  Net income                               $      1,296  $      1,681
                                           ============= =============

Shares used in computing net income (loss)
 per share
  Basic                                          11,876        11,164
  Diluted                                        12,330        11,613

Net income per share from continuing operations:
  Basic                                    $       0.13  $       0.14
  Diluted                                  $       0.12  $       0.14
Net income (loss) per share from discontinued operations:
  Basic                                    $      (0.02) $       0.01
  Diluted                                  $      (0.02) $          -
Net income per share:
  Basic                                    $       0.11  $       0.15
  Diluted                                  $       0.10  $       0.14

                              Moldflow Corporation
            Unaudited Condensed Consolidated Balance Sheet
                                 (in thousands)

                                               September 30, June 30,
                                                   2007        2007
                                               ------------- ---------

Assets
Current assets:
  Cash and cash equivalents                    $     68,749  $ 59,482
  Marketable securities                              12,602    13,163
  Accounts receivable, net                           10,172    11,878
  Prepaid expenses and other current assets          11,490    16,977
                                               ------------- ---------
    Total current assets                            103,013   101,500

Fixed assets, net                                     3,356     3,137
Goodwill and other acquired intangibles
 assets, net                                          6,465     6,465
Other assets                                          1,629     2,659
                                               ------------- ---------
    Total assets                               $    114,463  $113,761
                                               ============= =========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                             $      1,062  $    876
  Accrued expenses                                    8,991    11,489
  Deferred revenue                                   12,392    14,095
                                               ------------- ---------
    Total current liabilities                        22,445    26,460

Deferred revenue                                      1,808     1,582
Other long-term liabilities                           1,617       305
                                               ------------- ---------
    Total liabilities                                25,870    28,347
                                               ------------- ---------

Stockholders' equity:
  Common stock                                          126       124
  Treasury stock                                     (8,526)   (8,018)
  Additional paid-in capital                         87,305    85,358
  Retained earnings                                   2,624     1,617
  Accumulated other comprehensive income              7,064     6,333
                                               ------------- ---------
    Total stockholders' equity                       88,593    85,414
                                               ------------- ---------

    Total liabilities and stockholders' equity $    114,463  $113,761
                                               ============= =========

                              Moldflow Corporation
       Unaudited Condensed Consolidated Statement of Cash Flows
                                 (in thousands)


                                               Three Months Ended
                                           ---------------------------
                                           September 30, September 30,
                                               2007          2006
                                           ------------- -------------


Cash provided by operating activities of
 continuing operations                     $      2,170  $      1,398
Cash provided by investing activities of
 continuing operations                            6,117            50
Cash provided by (used in) financing
 activities                                         922          (945)
Effect of exchange rate changes on cash
 and cash equivalents                               294           103
                                           ------------- -------------
Net increase in cash and cash equivalents
 of continuing operations                         9,503           606
Cash used in discontinued operations               (236)         (197)
                                           ------------- -------------
Net increase in cash and cash equivalents  $      9,267  $        409
                                           ============= =============

                              Moldflow Corporation
                   Non-GAAP Financial Measures Reconciliation
               (in thousands except for per share data, unaudited)
----------------------------------------------------------------------


                                               Three Months Ended
                                           ---------------------------
                                           September 30, September 30,
                                               2007          2006
                                           ------------- -------------

Net income -- GAAP basis                   $      1,296  $      1,681

Non-cash share-based compensation                   520           350
Tax effect of share-based compensation              (38)
Net income from discontinued operations               -           (64)
Net loss on sale of discontinued
 operations                                         236             -
                                           ------------- -------------

Net income -- Non-GAAP basis               $      2,014  $      1,967
                                           ============= =============


Net income per diluted share - GAAP basis  $       0.10  $       0.14

Non-cash share-based compensation                  0.04          0.03
Tax effect of share-based compensation                -             -
Net income from discontinued operations               -             -
Net loss on sale of discontinued
 operations                                        0.02             -
                                           ------------- -------------

Net income per diluted share -- Non-GAAP
 basis                                     $       0.16  $       0.17
                                           ============= =============





                                               Three Months Ended
                                           ---------------------------
                                           September 30, September 30,
                                               2007          2006
                                           ------------- -------------

Provision for (benefit from) income taxes
 - GAAP basis                              $        373  $       (158)

Tax effect of share-based compensation               38             -
                                           ------------- -------------

Provision for (benefit from) income taxes
 - Non-GAAP basis                          $        411  $       (158)
                                           ============= =============

                              Moldflow Corporation
        Reconciliation of Net Income from continuing operations to EBITDA
                                 (in thousands)

                                                       Guidance
                                                      Year Ended
                                   Year Ended       June 30, 2008
                                  ------------- ----------------------
                                  June 30, 2007     High        Low
                                  ------------- ------------- --------

EBITDA is calculated as follows:

    Net income from continuing
     operations - GAAP basis      $      8,549  $     10,050  $ 9,450
    Share-based compensation             1,930         1,800    1,800
    Depreciation and amortization
     expenses                            1,977         2,400    2,400
    Tax provision                        2,187         3,350    3,150
    Interest income                     (3,250)       (3,925)  (3,925)
                                  ------------- ------------- --------
    EBITDA                        $     11,393  $     13,675  $12,875
                                  ============= ============= ========





                                      Three Months Ended
                                  September 30, September 30,
                                      2007          2006
                                  ---------------------------

EBITDA is calculated as follows:

    Net income from continuing
     operations - GAAP basis      $      1,532  $      1,617
    Share-based compensation               520           350
    Depreciation and amortization
     expenses                              436           486
    Tax provision (benefit)                373          (158)
    Interest income                     (1,046)         (783)
                                  ------------- -------------
    EBITDA                        $      1,815  $      1,512
                                  ============= =============

    CONTACT: Investor relations:
             Moldflow Corporation
             Dawn Soucier, 508-358-5848 x234
             dawn_soucier@moldflow.com